Exhibit 10.14

EMPLOYMENT AND CONFIDENTIALITY AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into effective as of September 17, 2007, (the “Effective Date”), by and between JA Solar Holdings Co., Ltd. (the “Company”), and Qingtang Jiang, an individual residing at Rm 1602, #5 Building, 39 Yin Xiao Road, Pu Dong, Shanghai, China (the “Employee”).

WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the parties hereto covenant and agree as follows:

1.	EMPLOYMENT

The Company hereby employs Employee in the position of the Vice President of Operation, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

2.	DUTIES AND RESPONSIBILITIES

The Employee agrees to serve as the Vice President of Operation of the Company. In this position, the Employee will be responsible for the manufacturing and production of the Company. Employee’s duties at the Company will also include other relevant jobs assigned by the CEO and/or President and COO of the Company.

The Employee shall devote all of his working time, attention and skills to the performance of his duties and shall serve the Company in accordance with this Agreement, and the guidelines, policies and procedures of the Company as approved from time to time by the Board.

During the employment, the Employee shall not, without the prior consent of the Board, become an employee of any entity other than the Company and any subsidiary of the Company, and shall not be concerned or interested in any other business directly competitive with that carried on by the Company. The Company shall have the sole discretion to determine, and shall notify the Employee, from time to time, as to which other companies are deemed to be in business directly competitive with that carried on by the Company. Notwithstanding the foregoing, nothing in this clause shall preclude the Employee from holding or being otherwise interested in any shares or other securities of such companies that are listed on any securities exchange or recognized securities market anywhere, provided that the Employee shall notify the Company in writing of his existing interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require, provided further that before the Employee obtains such additional interest or such additional shares, the Employee shall first notify the Company in writing and with such details and particulars as the Company may reasonably require.

3.	LOCATION

The Employee will be based in the Ninjin, Heibei, China or such other locations that the Company may consider necessary for carrying out his duties.

4.	COMPENSATION AND BENEFITS

(a)	Compensation and Benefits. The compensation and benefits that the Employee will receive are set forth in the employment offer letter between the Employee and the Company.

(b)	Taxation. The Employee is responsible to report his compensation to relevant tax authority in accordance with relevant laws and regulations. The Company or any of its subsidiary should report his compensation to relevant tax authority and withhold an adequate portion of his salary for the relevant tax if required by relevant laws and regulations.

5.	TERMINATION OF THE AGREEMENT

(a)	By the Company. The Company may terminate the Employment for cause, at any time, without notice or remuneration, if (1) the Employee is convicted or pleads guilty or nolo contendere to a felony or to an act of fraud, misappropriation or embezzlement, (2) the Employee has been negligent or acted dishonestly to the detriment of the Company, or (3) the Employee has engaged in actions amounting to misconduct or failed to perform his duties hereunder and such failure continues after the Employee are afforded a reasonable opportunity to cure such failure. In the case of termination by the Company without cause, the Company will pay the Employee compensation equal to three (3) months of the Employee’s annual salary.

(b)	By Employee. The Employee may terminate the Employment at any time upon one (1) month written notice to the Company.

6.	CONFIDENTIALITY AND NON-DISCLOSURE

In the course of the Employee’s services, the Employee may have access to the Confidential Information (as defined below) of the Company, its subsidiaries or any other third party, including but not limited to those embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices, hardware, or other media or vehicles, pertaining to the businesses of the Company, its subsidiaries or such other third party. All materials containing any such Confidential Information are the property of the Company, its subsidiaries, and/or such third party, and shall be returned to the Company, its subsidiaries, and/or such third party upon expiration or earlier termination of this Agreement. The Employee shall not directly or indirectly disclose or use any such Confidential Information, except as required in the performance of his duties in connection with the Employment.

During and after the Employment, the Employee shall hold the Confidential Information in strict confidence; the Employee shall not disclose the Confidential Information to anyone except other employees of the Company who have a need to know the Confidential Information in connection with the Company’s business. The Employee shall not use the Confidential Information other than for the benefits of the Company.

“Confidential Information” means information deemed confidential by the Company and its subsidiaries, treated by the Company and its subsidiaries or which the Employee knows or ought reasonably to have known to be confidential, and trade secrets, including without limitation designs, processes, pricing policies, methods, inventions, conceptions, technology, technical data, financial information, corporate structure and know-how, relating to the business and affairs of the Company and its subsidiaries, affiliates and business associates, whether embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices, hardware, or other media or vehicles. Confidential Information does not include information generally known or released to public domain through no fault of the Employee.

This Section 6 shall survive the termination of this Agreement for any reason.

7.	INVENTIONS ASSIGMENT

The Employee understands that the Company and its subsidiaries are engaged in research and development and other activities in connection with its business and that, as an essential part of the Employment, the Employee is expected to make new contributions to and create inventions of value for the Company and its subsidiaries.

From and after the Effective Date, the Employee shall disclose in confidence to the Company and its subsidiaries all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets, whether or not patentable, copyrightable or protectible as trade secrets (collectively, the “Inventions”), which the Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of his employment at the Company. The Employee acknowledges that copyrightable works prepared by him or her within the scope of and during the period of his employment with the Company are “works for hire” and that the Company and its subsidiaries will be considered the author thereof. The Employee agrees and acknowledges that all the Inventions are works made for hire and shall be the sole and exclusive property of the Company and its subsidiaries, including any copyrights, patents, mask work rights, trade secrets, or other intellectual property rights pertaining hereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns all his right, title and interest, including rights of copyrights, patents, mark work rights, trade secrets, and other intellectual property rights, to or in such Inventions to the Company and its subsidiaries or its successor in interest without further consideration.

The Employee agrees to assist the Company and its subsidiaries in every proper way to obtain for the Company and its subsidiaries and enforce patents, copyrights, mask work rights, trade secret rights, and other legal protection for the Inventions. The Employee will execute any documents that the Company and its subsidiaries may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. His obligations under this paragraph will continue beyond the termination of his employment with the Company, provided that the Company will compensate the Employee at a reasonable rate after such termination for time or expenses actually spent by the Employee at the Company’s request on such assistance. The Employee appoints the Secretary of the Company as his attorney-in-fact to execute documents on his behalf for this purpose.

This Section 7 shall survive the termination of this Agreement for any reason.

8.	ENTIRE AGREEMENT

This Agreement, together with the employment offer letter dated July 30, 2007, constitute the entire agreement and understanding between the Employee and the Company regarding the terms of the Employment. The Employee acknowledges that the Employee has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Employee and the Company.

9.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

IN WITNESS WHEREOF, this Agreement has been executed.

JA Solar Holdings Co., Ltd.

Signature:	/s/ Huaijin Yang
Huaijin Yang, Chief Executive Officer
JA Solar Holdings Co., Ltd.

Employee

Signature:	/s/ Qingtang Jiang
Qingtang Jiang